Deutsche Mortgage & Asset Receiving Corporation
        Commercial Mortgage Pass-Through Certificates
        Series COMM 2012-CCRE3 Mortgage Trust (the "Trust")


        I, Helaine M. Kaplan, of Deutsche Mortgage & Asset Receiving Corporation, the depositor into the above-referenced Trust, certify that:

   1. I have reviewed this report on Form 10-K, and all reports on Form 10-D required to be filed in respect of periods covered by this report on Form 10-K of the Trust (the "Exchange Act Periodic Reports");

   2. Based on my knowledge, the Exchange Act Periodic Reports, taken as a whole,do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

   3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act Periodic Reports;

   4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act Periodic Report, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

   5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with
        Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

   In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: Wells Fargo Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association as Special Servicer, U.S. Bank National Association, as Trustee, Deutsche Bank Trust Company Americas as Certificate Administrator, Deutsche Bank Trust Company Americas as Custodian, Situs Holdings, LLC, as Operating Advisor, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant, National Tax Search, LLC, as Servicing Function Participant, Wells Fargo Bank, National Association, as Certificate Administrator for the Crossgates Mall Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Crossgates Mall Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Crossgates Mall Mortgage Loan, Torchlight Loan Services, LLC as Special Servicer for the Prince Building Mortgage Loan, Wells Fargo Bank, National Association, as Certificate Administrator for the Prince Building Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Prince Building Mortgage Loan, and Park Bridge Lender Services LLC, as Operating Advisor for the Prince Building Mortgage Loan.


        Date: March 29, 2013

        /s/ Helaine M. Kaplan
        ________________________
            Helaine M. Kaplan
            President
            (senior officer in charge of securitization of depositor)